UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2024

ATOMERA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37850	30-0509586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 University Avenue, Suite 280

Los Gatos, California 95032

(Address of principal executive offices)

(408) 442-5248

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $0.001	ATOM	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of Stockholders of Atomera Incorporated (“the Company”) was held on May 1, 2024. The voting with respect to each item of business properly presented at the meeting are as follows:

•	The stockholders elected each of the five directors to the Board of Directors of the Company with terms expiring at the 2025 annual meeting of stockholders, as follows:

Name	For	Withheld	Broker Non-Vote
John Gerber	7,085,521	1,419,588	7,674,951
Scott Bibaud	7,232,729	1,272,380	7,674,951
Steve Shevick	6,562,232	1,942,878	7,674,950
Duy-Loan Le	6,579,461	1,925,649	7,674,950
Suja Ramnath	6,544,539	1,960,571	7,674,950

•	The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm.

For	15,179,285
Against	710,893
Withheld	289,881
Broker Non-Vote	0

•	The stockholders approved on an advisory basis, the compensation of the Company’s named executive officers.

For	4,699,163
Against	3,703,814
Withheld	102,129
Broker Non-Vote	7,674,954

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATOMERA INCORPORATED

Dated: May 2, 2024	/s/ Francis B. Laurencio
Francis B. Laurencio, Chief Financial Officer

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